As filed with the Securities and Exchange Commission on August 3, 2017
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Chesapeake Energy Corporation*
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1395733 (IRS Employer Identification Number)
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(405) 848-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James R. Webb
Executive Vice President – General Counsel and
Corporate Secretary
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(405) 848-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Gene J. Oshman Clinton W. Rancher Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per security/ proposed maximum offering price/ amount of registration fee (1)
Common Stock, par value $0.01 per share(2)
Preferred Stock, par value $0.01 per share
Debt Securities
Guarantees of Debt Securities(3)
Warrants
Depositary Shares(4)
Share Purchase Contracts
Units(5)

(1)   This registration statement registers an indeterminable number or amount of the securities identified in the table as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. Any securities registered hereunder may be sold separately or with other securities registered hereunder. Pursuant to Rule 416, there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends or applicable antidilution provisions.

(2) Includes an indeterminable number of amount of common stock that may be issued as dividends on preferred stock, as permitted by the terms thereof.
(3)   Subsidiaries of Chesapeake Energy Corporation may fully and unconditionally guarantee the debt securities of Chesapeake Energy Corporation. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(4)   The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If the registrant elects to offer fractional interests in Preferred Stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the Preferred Stock will be issued to the depositary under the deposit agreement.

(5) Each unit will be issued under a unit agreement or indenture and will represent an interest in any combination of two or more securities, which may or may not be separable from one another.
*   Includes certain subsidiaries of Chesapeake Energy Corporation identified below. Each additional registrant is a wholly owned direct or indirect subsidiary of Chesapeake Energy Corporation. The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, telephone (405) 935-8000. The primary standard industrial classification code number of each of the additional Registrants is 1311. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is James R. Webb, Executive Vice President - General Counsel and Corporate Secretary, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, telephone (405) 935-8000.

Exact Name of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Chesapeake AEZ Exploration, L.L.C.	Oklahoma	27-2151081
Chesapeake Appalachia, L.L.C.	Oklahoma	20-3774650
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma	20-8716794
Chesapeake E&P Holding, L.L.C.	Oklahoma	27-4485832
Chesapeake Energy Louisiana Corporation	Oklahoma	73-1524569
Chesapeake Energy Marketing, L.L.C.	Oklahoma	73-1439175
Chesapeake Exploration, L.L.C.	Oklahoma	71-0934234
Chesapeake Land Development Company, L.L.C.	Oklahoma	20-2099392
Chesapeake Louisiana, L.P.	Oklahoma	73-1519126
Chesapeake Midstream Development, L.L.C.	Oklahoma	46-1179116
Chesapeake NG Ventures Corporation	Oklahoma	45-2354177
Chesapeake Operating, L.L.C.	Oklahoma	73-1343196
Chesapeake Plains, LLC	Oklahoma	81-3212038
Chesapeake Royalty, L.L.C.	Oklahoma	73-1549744
Chesapeake VRT, L.L.C.	Oklahoma	20-8380083
Compass Manufacturing, L.L.C.	Oklahoma	26-1455378
EMLP, L.L.C.	Oklahoma	27-0581428
Empress, L.L.C.	Oklahoma	26-2809898
GSF, L.L.C.	Oklahoma	26-2762867
MC Louisiana Minerals, L.L.C.	Oklahoma	26-3057487
MC Mineral Company, L.L.C.	Oklahoma	61-1448831
MidCon Compression, L.L.C.	Oklahoma	20-0299525
Nomac Services, L.L.C.	Oklahoma	45-1157545
Winter Moon Energy Corporation	Oklahoma	26-1939483
Northern Michigan Exploration Company, L.L.C.	Michigan	27-2462483
CHK Utica, L.L.C.	Delaware	36-4711997
Sparks Drive SWD, Inc.	Delaware	76-0722336
CHK Energy Holdings, Inc.	Texas	46-1772347
Empress Louisiana Properties, L.P.	Texas	20-1993109

PROSPECTUS

Chesapeake Energy Corporation
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Depositary Shares
Share Purchase Contracts
Units

We may offer and sell from time to time in one or more offerings common stock, preferred stock, debt securities, guarantees of debt securities, warrants, depositary shares, share purchase contracts and units that include any of these securities. The preferred stock, debt securities, warrants, depositary shares and share purchase contracts may be convertible into or exercisable or exchangeable for common stock or our other securities. We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of these offerings and the securities to be offered in supplements to this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.
Our common stock trades on the New York Stock Exchange under the symbol “CHK.”

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 3 herein and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 3, 2017

TABLE OF CONTENTS

ABOUT THE PROSPECTUS	1
CHESAPEAKE ENERGY CORPORATION	2
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	6
RATIOS OF EARNINGS TO FIXED CHARGES	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF GUARANTEES	13
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF DEPOSITARY SHARES	15
DESCRIPTION OF SHARE PURCHASE CONTRACTS	16
DESCRIPTION OF UNITS	17
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	21
EXPERTS	22
WHERE YOU CAN FIND MORE INFORMATION	23
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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf registration statement” on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein as described below in the section entitled “Where You Can Find More Information.”
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

CHESAPEAKE ENERGY CORPORATION
As used in this prospectus, unless the context otherwise requires or indicates, references to “we,” “our,” “ours,” “us,” and “Chesapeake” refer to Chesapeake Energy Corporation and its subsidiaries, collectively.
Chesapeake Energy Corporation has a large and geographically diverse resource base of onshore U.S. unconventional natural gas and liquids assets. We have leading positions in the liquids-rich resource plays of the Eagle Ford Shale in South Texas; the Utica Shale in Ohio; the Anadarko Basin in northwestern Oklahoma; and the stacked play in the Powder River Basin in Wyoming. Our natural gas resource plays are the Haynesville/Bossier Shales in northwestern Louisiana and East Texas and the Marcellus Shale in the northern Appalachian Basin in Pennsylvania. We also own an oil and natural gas marketing business.
We are an Oklahoma corporation. Our principal offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is 405-848-8000. Further information is available at www.chk.com. Information that you may find on, or that is accessible from, our website is not part of this prospectus and is not incorporated into this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, you should consider the risks described under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our other filings with the SEC, which are incorporated by reference into this prospectus. These risks are not the only risks that we face. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or preferred stock or value of our securities could decline, and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations or forecasts of future events. They include expected oil, natural gas and natural gas liquids (“NGL”) production and future expenses, estimated operating costs, assumptions regarding future oil, natural gas and NGL prices, planned drilling activity, estimates of future drilling and completion and other capital expenditures (including the use of joint venture drilling carries), potential future write-downs of our oil and natural gas assets, anticipated sales, and the adequacy of our provisions for legal contingencies, as well as statements concerning anticipated cash flow and liquidity, ability to comply with financial maintenance covenants and meet contractual cash commitments to third parties, debt repurchases, operating and capital efficiencies, business strategy, the effect of our remediation plan for a material weakness and other plans and objectives for future operations. Disclosures concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility.

Although we believe the expectations and forecasts reflected in our forward–looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and in the information incorporated by reference in this prospectus and include:

•	the volatility of oil, natural gas and NGL prices;

•	the limitations our level of indebtedness may have on our financial flexibility;

•	our inability to access the capital markets on favorable terms;

•	the availability of cash flows from operations and other funds to finance reserve replacement costs or satisfy our debt obligations;

•	our credit rating requiring us to post more collateral under certain commercial arrangements;

•	write-downs of our oil and natural gas asset carrying values due to low commodity prices;

•	our ability to replace reserves and sustain production;

•	uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

•	our ability to generate profits or achieve targeted results in drilling and well operations;

•	leasehold terms expiring before production can be established;

•	commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales;

•	the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations;

•	adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims;

•	charges incurred in response to market conditions and in connection with our ongoing actions to reduce financial leverage and complexity;

•	drilling and operating risks and resulting liabilities;

•	effects of environmental protection laws and regulation on our business;

•	legislative and regulatory initiatives further regulating hydraulic fracturing;

•	our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;

•	impacts of potential legislative and regulatory actions addressing climate change;

•	federal and state tax proposals affecting our industry;

•	potential over-the-counter derivatives regulation limiting our ability to hedge against commodity price fluctuations;

•	competition in the oil and gas exploration and production industry;

•	a deterioration in general economic, business or industry conditions;

•	negative public perceptions of our industry;

•	limited control over properties we do not operate;

•	pipeline and gathering system capacity constraints and transportation interruptions;

•	terrorist activities and/or cyber-attacks adversely impacting our operations;

•
potential challenges by the former creditors of Seventy Seven Energy Inc. (“SSE”) of our spin-off of SSE in connection with SSE’s recently completed bankruptcy under Chapter 11 of the U.S. Bankruptcy Code;

•	an interruption in operations at our headquarters due to a catastrophic event;

•	the continuation of suspended dividend payments on our common stock;

•	the effectiveness of our remediation plan for a material weakness;

•	certain anti-takeover provisions that affect shareholder rights; and

•	our inability to increase or maintain our liquidity through debt repurchases, capital exchanges, asset sales, joint ventures, farmouts or other means.
We caution you not to place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date of the document in which they are made, and we undertake no obligation to update this information except as required by applicable law. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Please see “Where You Can Find More Information.”

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	acquisitions; and

•	the repayment, refinancing, redemption or repurchase of indebtedness or other securities.
Pending any specific application, we may initially invest funds in short-term liquid investments or apply them to the reduction of short-term indebtedness, or indebtedness under our revolving credit facility.

RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth the unaudited consolidated ratios of earnings to fixed charges and combined fixed charges and preferred dividends for Chesapeake on a historical basis:

	Six Months Ended June 30,	Year Ended December 31,
	2017	2016(2)	2015(3)	2014	2013	2012(4)
Ratio of earnings to fixed charges(1)	3.6x	—x	—x	4.8x	2.2x	—x
Ratio of earnings to combined fixed charges and preferred dividends	3.2x	—x	—x	3.6x	1.8x	—x

(1)    For purposes of determining the ratios of earnings (loss) to fixed charges, earnings (loss) are defined as net income (loss) before income taxes, cumulative effect of accounting changes, interest expense, pretax gain or loss on investment in equity investees in excess of distributed earnings, amortization of capitalized interest and loan cost amortization. Fixed charges consist of interest (whether expensed or capitalized and the amortization of bond discounts and excluding the effect of unrealized gains or losses on interest rate derivatives), and loan cost amortization.
(2)    The amount by which earnings were insufficient to cover fixed charges was approximately $4.094 billion and the amount by which earnings were insufficient to cover combined fixed charges plus preferred dividends was approximately $4.195 billion for the year ended December 31, 2016.
(3)    The amount by which earnings were insufficient to cover fixed charges was approximately $18.929 billion and the amount by which earnings were insufficient to cover combined fixed charges plus preferred dividends was approximately $19.151 billion for the year ended December 31, 2015.
(4)    The amount by which earnings were insufficient to cover fixed charges was approximately $1.440 billion and the amount by which earnings were insufficient to cover combined fixed charges plus preferred dividends was approximately $1.720 billion for the year ended December 31, 2012.

DESCRIPTION OF CAPITAL STOCK
Set forth below is a description of the material terms of our capital stock. The following description is only a summary and is qualified by reference to our restated certificate of incorporation (including our certificates of designation), as amended, and amended and restated bylaws. This summary does not purport to be complete, or to give full effect to, the provisions of statutory or common laws, and is subject to, and is qualified in its entirety by reference to, the terms and detailed provisions of our restated certificate of incorporation (including our certificates of designation), as amended, and our amended and restated bylaws. We urge you to read these documents. Please read “Where You Can Find More Information.”

Authorized Capital Stock

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “CHK.” As of July 21, 2017, there were 908,399,387 shares of common stock outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences and other dividend rights that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive such dividends as may be declared on the common stock by the board of directors at any time or from time to time out of funds legally available for dividends. In the event of our liquidation, distribution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after distribution in full of the preferential and other amounts to be distributed.

Holders of our common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more series, with such voting rights or without voting rights, and with such designations, powers, preferences and rights and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. As of July 21, 2017, our authorized preferred stock consisted of:

•	14,396,542shares that were unissued and undesignated as to series; and

•
5,603,458 shares that were issued and designated as 4.50% Cumulative Convertible Preferred Stock, 5.00% Cumulative Convertible Preferred Stock (Series 2005B), 5.75% Cumulative Convertible Non-Voting Preferred Stock (Series A) and 5.75% Cumulative Non-Voting Convertible Preferred Stock.

While providing desirable flexibility for possible acquisitions and other corporate purposes, and eliminating delays associated with a shareholder vote on specific issuances, the issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both common and preferred stock. It also could have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the Oklahoma General Corporation Act (the "OGCA")include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions could delay or prevent entirely a merger or acquisition that our shareholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Following is a description of the anti-takeover effects of certain provisions of our certificate of incorporation and of our bylaws.

Oklahoma Business Combination Statute. Section 1090.3 of the OGCA prevents certain Oklahoma corporations from engaging in a “business combination” with an “interested shareholder” for three years following the date the person became an interested shareholder, unless:

•	before the person became an interested shareholder, the board of directors of the corporation approved the business combination or transaction in which the person became an interested shareholder;

•
upon consummation of the transaction that resulted in the person becoming an interested shareholder, the interested shareholder owned stock having at least 85% of all voting power of the corporation when the transaction commenced, excluding for purposes of determining the outstanding voting stock, but not the outstanding voting stock owned by the interested shareholder, stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•
after the person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of all voting power not attributable to shares owned by the interested shareholder.

Section 1090.3 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder;

•
any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series or voting power of the corporation owned by the interested shareholder;

•	the receipt by an interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation; or

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA.
For purposes of Section 1090.3, the term “corporation” also includes the corporation’s direct and indirect majority-owned subsidiaries.
Section 1090.3 defines an “interested shareholder” generally as any person that owns stock having 15% or more of all voting power of the corporation, any person that is an affiliate or associate of the corporation and owned stock having 15% or more of all voting power of the corporation within the three-year period before the time of determination of interested shareholder status, and any affiliate or associate of such person.

Section 1090.3 applies to Oklahoma corporations whose voting stock is listed on a national securities exchange and that have not elected to opt out of the section. A corporation may elect not to be governed by an amendment to its certificate of incorporation or bylaws authorized by its board of directors and approved by a majority vote of all outstanding voting stock. Any such amendment would be effective 12 months after adoption and would not apply to a business combination between the corporation and a person who became an interested shareholder before adoption of the amendment.

Oklahoma Control Share Statute. Our certificate of incorporation provides that we are not subject to the control share provisions of the OGCA. With exceptions, these provisions prevent holders of more than 20% of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the control share provisions of the OGCA in the future, this provision could delay the time it takes anyone to gain control of us.
Oklahoma Shareholder Consent Statute. For certain Oklahoma corporations, including Chesapeake, Section 1073.B of the OGCA currently requires the unanimous consent of all voting stock when shareholders act by written consent without a meeting. This requirement applies only to Oklahoma corporations whose voting stock is listed on a national securities exchange and that have 1,000 or more shareholders of records. The practical effect of this requirement is to prohibit the shareholders of large, publicly held Oklahoma corporations from acting by written consent. Effective November 1, 2017, Section 1073 will be amended to delete this requirement and to permit shareholders to act by written consent without a meeting if consents are signed by the holders of a sufficient number of shares to approve the transaction had all of the outstanding shares of our voting stock been present at a meeting.

Stock Purchase Provisions. Our certificate of incorporation includes a provision that requires the affirmative vote of no less than two-thirds of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock, excluding the votes by an interested shareholder, unless a greater vote is required by law, to approve the purchase by us of any of our capital stock from the interested shareholder who has beneficially owned such capital stock for less than three years prior to the date of such purchase, or any agreement in respect thereof, at a price in excess of fair market value, unless the purchase is either (a) a purchase or other acquisition of securities of the same class made on substantially the same terms to all holders of the same securities and complying with the applicable requirements of the Exchange Act or (b) made on the open market and not the result of a privately negotiated transaction.

Calling of Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by the chairman of the board, the chief executive officer or by the president or secretary, at the request, in writing, of a majority of the directors then in office.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to our corporate secretary. Nominations of persons for election to the board of directors of the corporation may only be made at an annual meeting of shareholders. Generally, to be timely, a shareholder’s notice (other than a notice submitted in order to include a shareholder nominee in our proxy materials) must be delivered to our secretary 90 to 120 days before the first anniversary of the previous year’s annual meeting. In order to include a shareholder nominee in our proxy materials, notice must generally be delivered to our secretary 120 to 150 days before the first anniversary of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a shareholder’s notice and describe in detail the information that a shareholder must provide about itself and its nominees. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Shareholder Action

Except as otherwise provided by law or in our certificate of incorporation, bylaws, any stock exchange requirement or any certificate of designation, the approval by holders of a majority of the shares of common stock present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote is sufficient to authorize, affirm, ratify or consent to a matter voted on by shareholders.

Our bylaws provide that director nominees must receive more votes “for” than “against” to be elected or continue in office. For any other matter submitted to shareholders, our bylaws provide that the matter will be decided by a plurality of the votes cast, unless otherwise required by law, our certificate of incorporation, stock exchange requirements or any certificate of designation. The OGCA requires the approval of the holders of a majority of the outstanding stock entitled to vote for certain extraordinary corporate transactions, such as a merger, sale of substantially all assets, dissolution or amendment of the certificate of incorporation. Our certificate of incorporation provides for the affirmative vote of the holders of at least a majority of the issued and outstanding stock having voting power, voting as a single class, to amend, repeal or adopt any provision inconsistent with the provisions of the certificate of incorporation limiting director liability or stock purchases by us, and providing for the annual election of all directors of Chesapeake and indemnity for our directors, officers, employees and agents. The same vote is also required for shareholders to adopt, repeal, alter, amend or rescind amend, repeal or adopt any provision of our bylaws.

Under our certificate of incorporation and bylaws, shareholders may take actions without the holding of a meeting by written consent or consents signed by the holders of a sufficient number of shares to approve the transaction had all of the outstanding shares of our capital stock entitled to vote thereon been present at a meeting. The OGCA currently prohibits less than unanimous written consents, but the applicable statute will be amended effective November 1, 2017, and our written consent provisions will apply after that date. Our bylaws contain provisions for the form of written consents, their execution and delivery, and their review and tabulation by an independent inspector appointed by Chesapeake. There is also a detailed provision for determining a record date for action by written consent.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock and preferred stock.

DESCRIPTION OF DEBT SECURITIES
The debt securities we may offer pursuant to this prospectus will be the general obligations of the Company. Our senior unsecured debt securities will be issued under the indenture dated as of April 14, 2014 between Chesapeake, as issuer, the subsidiary guarantors, as guarantors, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee for the debt securities (the “senior indenture”). Our unsecured subordinated debt securities will be issued under an indenture to be entered into among us, any subsidiary guarantors and a trustee we will name in the prospectus supplement relating to subordinated debt securities (the “subordinated indenture”). The senior indenture is filed as an exhibit to the registration statement of which this prospectus is a part. If we issue any subordinated debt securities, we will file forms of the subordinated debt indenture by amendment to the registration statement of which this prospectus is a part. You should refer to the indenture for more specific information.
We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus, including the subordination terms, if any.

DESCRIPTION OF GUARANTEES
Certain of our subsidiaries may issue guarantees of debt securities and other securities. The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of common stock, preferred stock, debt securities, depositary shares and share purchase contracts. Each warrant will entitle the holder to purchase for cash a number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.
Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.
The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other specific terms of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.

We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF SHARE PURCHASE CONTRACTS
We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Common Stock, Preferred Stock or other securities described in this prospectus at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Common Stock, Preferred Stock or other securities described in this prospectus. The price per unit of our Common Stock, Preferred Stock or other securities described in this prospectus and number of units may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.

The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, guarantees, warrants, depositary shares, share purchase contracts or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.
We will prepare a prospectus supplement for each offering that will set forth the terms of the offering and the method of distribution and will include the following information:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Other than the common stock, which is listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Certain matters of Oklahoma law will be passed upon for us by Derrick & Briggs, LLP, Oklahoma City, Oklahoma. Certain matters of Michigan law will be passed upon for us by Loomis, Ewert, Parsley, Davis & Gotting, P.C. If certain legal matters in connection with an offering of the securities made by this prospectus are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Estimates of the natural gas and oil reserves of Chesapeake Energy Corporation and related future net cash flows and the present values thereof, included in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2016, were based in part upon reserve reports prepared by Software Integrated Solutions, Division of Schlumberger Technology Corporation, an independent petroleum engineering and geoscience consulting company.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.chk.com, where we post our SEC filings. The information on, or accessible from, our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.
We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished and not filed in accordance with SEC rules) on or after the date of this prospectus. These reports contain important information about us, our financial condition and our results of operations.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed on January 20, 2017, May 19, 2017, May 22, 2017, May 23, 2017, June 7, 2017, and June 19, 2017; and

•	the description of our capital stock in our Current Report on Form 8-K filed on June 23, 2014, as we may update that description from time to time.
You may request a copy of our filings, at no cost, by writing or telephoning us at the following address or phone number:
Chesapeake Energy Corporation
Attention: Investor Relations
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(405) 848-8000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the issuance and distribution of the securities being registered.

Registration fee	$ *
Fees and expenses of the trustee and transfer agent	†
Fees and expenses of accountants and engineers	†
Fees and expenses of legal counsel	†
Printing fees	†
Rating agency fees and expenses	†
Miscellaneous	†
Total	$ †

*   Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

†   Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

Chesapeake
Section 1031 of the OGCA, under which Chesapeake is incorporated, permits, and in some circumstances requires, Chesapeake to indemnify its directors and officers. Article VIII of the Restated Certificate of Incorporation, as amended, of Chesapeake and Article VI of the Amended and Restated Bylaws of Chesapeake provide for indemnification of directors and officers under certain circumstances. As permitted by the OGCA and Chesapeake’s Certificate of Incorporation and Bylaws, Chesapeake also maintains insurance on behalf of its directors and officers against liability arising out of their status as such. The foregoing indemnity provisions, together with director and officer insurance and Chesapeake’s indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act, as amended (the “Securities Act”).
Chesapeake’s Certificate of Incorporation and Bylaws require indemnification of each of Chesapeake’s officers and directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of Chesapeake, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, other than an action by or in the right of Chesapeake. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Chesapeake, and with respect to any criminal action or proceeding, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. Chesapeake’s Certificate of Incorporation and Bylaws also require indemnification of each of Chesapeake’s officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Chesapeake brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of Chesapeake, or any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Chesapeake, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged to be liable to Chesapeake, unless and only to the extent that the court in which such action or suit was decided has determined, despite the adjudication of liability, that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.
Chesapeake has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, Chesapeake will pay on behalf of the indemnitee, subject to certain exceptions, any amount which he is or becomes legally obligated to pay because of (a) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of Chesapeake or an affiliate or (b) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of Chesapeake or an affiliate or is or was serving at the request of Chesapeake as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which Chesapeake would be obligated to make under an indemnification agreement could include damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. To the fullest extent permitted by law, Chesapeake will also advance any expenses of the indemnitee in any proceeding not initiated by the indemnitee upon receipt of an undertaking to repay the advances if the indemnitee is ultimately determined not to qualify for indemnification.
Chesapeake’s Certificate of Incorporation eliminates the personal liability of each director to Chesapeake and its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (b) for the payment of dividends or the redemption or purchase of stock in violation of Section 1053 of the OGCA, (c) for any breach of the director’s duty of loyalty to Chesapeake or its shareholders, or (d) for any transactions from which such director derived an improper personal benefit.
Oklahoma Subsidiary Guarantors
Many of Chesapeake’s subsidiary guarantors are Oklahoma limited liability companies (the “Oklahoma Limited Liability Company Subsidiary Guarantors”). Under their respective articles of organization, the Oklahoma Limited Liability Company Subsidiary Guarantors will generally indemnify their members, managers, officers and other representatives for expenses incurred in that capacity if they acted in good faith and in a way they reasonably believed to be in or not opposed to the best interests of the limited liability company. The Oklahoma Limited Liability Company Subsidiary Guarantors will not indemnify these individuals if they are found liable to the limited liability company, unless the court determines that they are fairly and reasonably entitled to indemnification despite the finding of liability.
A person’s right to indemnification by the limited liability company is not exclusive, and the limited liability company may choose to indemnify or insure a person in circumstances beyond the rights provided in the articles of organization.
Each of the Oklahoma Limited Liability Company Subsidiary Guarantors’ articles of organization eliminate the personal liability of each manager to the limited liability company and its members for monetary damages for actions taken, or failed to be taken, as a member of the board of managers, if the liability does not arise from (a) any breach of the manager’s duty of loyalty to the limited liability company, (b) the manager’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) any transactions from which the manager derived an improper personal benefit.
Chesapeake Louisiana, L.P. is a subsidiary guarantor and an Oklahoma limited partnership. Under its limited partnership agreement, Chesapeake Louisiana, L.P. will indemnify its general and limited partners if the partners have not breached the agreement and acted in good faith and in the partnership’s business interests.

Chesapeake NG Ventures Corporation and Winter Moon Energy Corporation are subsidiary guarantors and Oklahoma corporations. Under their certificates of incorporation, they will indemnify and advance expenses to their directors, officers and other representatives to the fullest extent permitted by law. Chesapeake Energy Louisiana Corporation is a subsidiary guarantor and an Oklahoma corporation. Under its bylaws, it has the power to indemnify and advance expenses to its directors, officers and other representatives to the fullest extent permitted by law.
Michigan Subsidiary Guarantors
Northern Michigan Exploration Company, L.L.C. is a subsidiary guarantor and a Michigan limited liability company. While Northern Michigan Exploration Company, L.L.C. has not directly indemnified its officers, Chesapeake has entered into indemnity agreements with each of the officers of Northern Michigan Exploration Company, L.L.C. Under each respective indemnity agreement, Chesapeake will indemnify the officers of Northern Michigan Exploration Company, L.L.C. against any amount which any such officer shall be determined legally obligated to pay, subject to certain exceptions but to the fullest extent permitted by applicable law. In addition, to the fullest extent permitted by law, Chesapeake will advance any expenses of any such officer incurred in any proceeding involving either Chesapeake or one of its subsidiaries not brought by such officer.
Delaware Subsidiary Guarantors
Sparks Drive SWD, Inc. is a subsidiary guarantor and a Delaware corporation. Under its bylaws, Sparks Drive SWD, Inc. may indemnify its directors, officers, employees and agents and those serving at their request if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal matters, had no reasonable cause to believe the person’s conduct was unlawful.
CHK Utica, L.L.C. is a subsidiary guarantor and a Delaware limited liability company. Under its limited liability company agreement, CHK Utica, L.L.C. may indemnify any officer, employee, agent or other person to the fullest extent permitted under the Delaware Limited Liability Company Act.
Texas Subsidiary Guarantors
CHK Energy Holdings, Inc. is a subsidiary guarantor and a Texas corporation. Under its bylaws, CHK Energy Holdings, Inc. may indemnify its directors, officers, employees and agents and those serving at their request if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal matters, had no reasonable cause to believe the person’s conduct was unlawful.
Empress Louisiana Properties, L.P. is a subsidiary guarantor and a Texas limited partnership. Under its partnership agreement, Empress Louisiana Properties, L.P. will indemnify it partners from liability with respect to any action that is not in violation of the partnership agreement and is performed in good faith in furtherance of the partnership’s business interests.

Item 16.    Exhibits.

The following documents are filed as exhibits to this registration statement:*

Exhibit Number
**3.1.1	—
Chesapeake’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed August 3, 2017).

3.1.2	—	Certificate of Designation of 5% Cumulative Convertible Preferred Stock (Series 2005B), as amended.
3.1.3	—	Certificate of Designation of 4.5% Cumulative Convertible Preferred Stock, as amended.
3.1.4	—	Certificate of Designation of 5.75% Cumulative Non-Voting Convertible Preferred Stock (Series A).
3.1.5	—	Certificate of Designation of 5.75% Cumulative Non-Voting Convertible Preferred Stock, as amended.
**3.2	—	Chesapeake’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Chesapeake’s current report on Form 8-K filed on June 19, 2014).
**4.1	—
Indenture dated as of April 24, 2014 by and among Chesapeake, as Issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 3.2 to Chesapeake’s current report on Form 8-K filed on April 29, 2014).

5.1	—	Opinion of Derrick & Briggs, LLP, regarding the validity of the securities being registered.
5.2	—	Opinion of Baker Botts L.L.P., regarding the validity of the securities being registered.
5.3	—	Opinion of Loomis, Ewert, Parsley, Davis & Gotting, P.C., regarding the validity of the securities being registered.
12.1	—	Computation of Ratios of Earnings to Fixed Charges.
23.1	—	Consent of PricewaterhouseCoopers LLP.
23.2	—	Consent of Software Integrated Solutions, Division of Schlumberger Technology Corporation.
23.3	—	Consent of Derrick & Briggs, LLP (contained in Exhibit 5.1).
23.4	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.2).
23.5	—	Consent of Loomis, Ewert, Parsley, Davis & Gotting, P.C. (contained in Exhibit 5.3).
24.1	—	Powers of Attorney (contained in signature pages).
25.1	—	Form T-1 Statement of Eligibility of Trustee.

* We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any additional required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 or (v) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

** Previously filed.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) That portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.
(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on August 3, 2017.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Robert D. Lawler
Robert D. Lawler
President and Chief Executive Officer
Each person whose signature appears below appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them severally, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendment) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER	President and Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2017
Domenic J. Dell’Osso, Jr.
/s/ R. BRAD MARTIN	Chairman of the Board	August 3, 2017
R. Brad Martin
/s/ ARCHIE W. DUNHAM	Director	August 3, 2017
Archie W. Dunham
/s/ GLORIA R. BOYLAND	Director	August 3, 2017
Gloria R. Boyland
/s/ LUKE R. CORBETT	Director	August 3, 2017
Luke R. Corbett
/s/ MERRILL A. MILLER, JR.	Director	August 3, 2017
Merrill A. Miller, Jr.
/s/ THOMAS L. RYAN	Director	August 3, 2017
Thomas L. Ryan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each a “Corporation”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

CHESAPEAKE ENERGY LOUISIANA CORPORATION CHESAPEAKE NG VENTURES CORPORATION CHK ENERGY HOLDINGS, INC. SPARKS DRIVE SWD, INC. WINTER MOON ENERGY CORPORATION

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.
CHESAPEAKE ENERGY CORPORATION

Name	Title	Date
/s/ ROBERT D. LAWLER	Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director of each Corporation	August 3, 2017
Domenic J. Dell’Osso, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each a “CE LLC”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

CHESAPEAKE AEZ EXPLORATION, L.L.C. CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C. CHK UTICA, L.L.C.

By:	Chesapeake Exploration, L.L.C., its Sole Manager

By:	Chesapeake E&P Holding, L.L.C., its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER	Chief Executive Officer (Principal Executive Officer) of Chesapeake E&P Holding, L.L.C., the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Chesapeake E&P Holding, L.L.C., the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC
August 3, 2017
Domenic J. Dell’Osso, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each a “COI LLC”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE VRT, L.L.C.
COMPASS MANUFACTURING, L.L.C.
NOMAC SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.

By:	Chesapeake Operating, L.L.C., its Sole Manager

By:	Chesapeake Energy Corporation, its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER	President and Chief Executive Officer (Principal Executive Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the Sole Manager of each COI LLC	August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the Sole Manager of each COI LLC
August 3, 2017
Domenic J. Dell’Osso, Jr.
/s/ R. BRAD MARTIN	Chairman of the Board of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the Sole Manager of each COI LLC	August 3, 2017
R. Brad Martin
/s/ ARCHIE W. DUNHAM	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the Sole Manager of each COI LLC	August 3, 2017
Archie W. Dunham
/s/ GLORIA R. BOYLAND	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the Sole Manager of each COI LLC	August 3, 2017
Gloria R. Boyland
/s/ LUKE R. CORBETT	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the Sole Manager of each COI LLC	August 3, 2017
Luke R. Corbett
/s/ MERRILL A. MILLER, JR.	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the Sole Manager of each COI LLC	August 3, 2017
Merrill A. Miller, Jr.
/s/ THOMAS L. RYAN	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the Sole Manager of each COI LLC	August 3, 2017
Thomas L. Ryan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each a “CHK LLC”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

CHESAPEAKE APPALACHIA, L.L.C. CHESAPEAKE E&P HOLDING, L.L.C. CHESAPEAKE ENERGY MARKETING, L.L.C. CHESAPEAKE OPERATING, L.L.C.

By:	Chesapeake Energy Corporation, its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER	President and Chief Executive Officer (Principal Executive Officer) of Chesapeake Energy Corporation, the Sole Manager of each CHK LLC	August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Chesapeake Energy Corporation, the Sole Manager of each CHK LLC	August 3, 2017
Domenic J. Dell’Osso, Jr.
/s/ R. BRAD MARTIN	Chairman of the Board of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Corporation, the Sole Manager of each CHK LLC	August 3, 2017
R. Brad Martin
/s/ ARCHIE W. DUNHAM	Director of Chesapeake Energy Corporation, the Sole Manager of each CHK LLC	August 3, 2017
Archie W. Dunham
/s/ GLORIA R. BOYLAND	Director of Chesapeake Energy Corporation, the Sole Manager of each CHK LLC	August 3, 2017
Gloria R. Boyland
/s/ LUKE R. CORBETT	Director of Chesapeake Energy Corporation, the Sole Manager of each CHK LLC	August 3, 2017
Luke R. Corbett
/s/ MERRILL A. MILLER, JR.	Director of Chesapeake Energy Corporation, the Sole Manager of each CHK LLC	August 3, 2017
Merrill A. Miller, Jr.
/s/ THOMAS L. RYAN	Director of Chesapeake Energy Corporation, the Sole Manager of each CHK LLC	August 3, 2017
Thomas L. Ryan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each an “E&P LLC”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

CHESAPEAKE EXPLORATION, L.L.C. CHESAPEAKE ROYALTY, L.L.C. MC MINERAL COMPANY, L.L.C.

By:	Chesapeake E&P Holding, L.L.C., its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER	Chief Executive Officer (Principal Executive Officer) of Chesapeake E&P Holding, L.L.C., the Sole Manager of each E&P LLC	August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Chesapeake E&P Holding, L.L.C., the Sole Manager of each E&P LLC	August 3, 2017
Domenic J. Dell’Osso, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant below (each a “CELC LLC”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

EMPRESS, L.L.C. GSF, L.L.C. MC LOUISIANA MINERALS, L.L.C.

By:	Chesapeake Energy Louisiana Corporation, its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER	Chief Executive Officer (Principal Executive Officer) of Chesapeake Energy Louisiana Corporation, the Sole Manager of each CELC LLC	August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Chesapeake Energy Louisiana Corporation, the Sole Manager of each CELC LLC	August 3, 2017
Domenic J. Dell’Osso, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

MIDCON COMPRESSION, L.L.C.

By:	Chesapeake Energy Marketing, L.L.C., its Sole Manager

By:	Chesapeake Energy Corporation, its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER
President and Chief Executive Officer (Principal Executive Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Marketing, L.L.C., the Sole Manager of MidCon Compression, L.L.C.

August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Marketing, L.L.C., the Sole Manager of MidCon Compression, L.L.C.

August 3, 2017
Domenic J. Dell’Osso, Jr.
/s/ R. BRAD MARTIN	Chairman of the Board of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Marketing, L.L.C., the Sole Manager of MidCon Compression, L.L.C.	August 3, 2017
R. Brad Martin
/s/ ARCHIE W. DUNHAM	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Marketing, L.L.C., the Sole Manager of MidCon Compression, L.L.C.	August 3, 2017
Archie W. Dunham
/s/ GLORIA R. BOYLAND	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Marketing, L.L.C., the Sole Manager of MidCon Compression, L.L.C.	August 3, 2017
Gloria R. Boyland
/s/ LUKE R. CORBETT	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Marketing, L.L.C., the Sole Manager of MidCon Compression, L.L.C.	August 3, 2017
Luke R. Corbett
/s/ MERRILL A. MILLER, JR.	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Marketing, L.L.C., the Sole Manager of MidCon Compression, L.L.C.	August 3, 2017
Merrill A. Miller, Jr.
/s/ THOMAS L. RYAN	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Energy Marketing, L.L.C., the Sole Manager of MidCon Compression, L.L.C.	August 3, 2017
Thomas L. Ryan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

CHESAPEAKE LOUISIANA, L.P.

By:	Chesapeake Operating, L.L.C., its General Partner

By:	Chesapeake Energy Corporation, its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER
President and Chief Executive Officer (Principal Executive Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P.

August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P.

August 3, 2017
Domenic J. Dell’Osso, Jr.
/s/ R. BRAD MARTIN	Chairman of the Board of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P.	August 3, 2017
R. Brad Martin
/s/ ARCHIE W. DUNHAM	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P.	August 3, 2017
Archie W. Dunham
/s/ GLORIA R. BOYLAND	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P.	August 3, 2017
Gloria R. Boyland
/s/ LUKE R. CORBETT	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P.	August 3, 2017
Luke R. Corbett
/s/ MERRILL A. MILLER, JR.	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P.	August 3, 2017
Merrill A. Miller, Jr.
/s/ THOMAS L. RYAN	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P.	August 3, 2017
Thomas L. Ryan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

CHESAPEAKE PLAINS, LLC

By:	Chesapeake Louisiana, L.P., its Sole Manager

By:	Chesapeake Operating, L.L.C., its General Partner

By:	Chesapeake Energy Corporation, its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER
President and Chief Executive Officer (Principal Executive Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P., the Sole Manager of Chesapeake Plains, LLC

August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P. , the Sole Manager of Chesapeake Plains, LLC
August 3, 2017
Domenic J. Dell’Osso, Jr.
/s/ R. BRAD MARTIN	Chairman of the Board of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P. , the Sole Manager of Chesapeake Plains, LLC	August 3, 2017
R. Brad Martin
/s/ ARCHIE W. DUNHAM	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P. , the Sole Manager of Chesapeake Plains, LLC	August 3, 2017
Archie W. Dunham
/s/ GLORIA R. BOYLAND	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P. , the Sole Manager of Chesapeake Plains, LLC	August 3, 2017
Gloria R. Boyland
/s/ LUKE R. CORBETT	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P. , the Sole Manager of Chesapeake Plains, LLC	August 3, 2017
Luke R. Corbett
/s/ MERRILL A. MILLER, JR.	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P. , the Sole Manager of Chesapeake Plains, LLC	August 3, 2017
Merrill A. Miller, Jr.
/s/ THOMAS L. RYAN	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Operating, L.L.C., the General Partner of Chesapeake Louisiana, L.P. , the Sole Manager of Chesapeake Plains, LLC	August 3, 2017
Thomas L. Ryan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

EMPRESS LOUISIANA PROPERTIES, L.P.

By:	EMLP, L.L.C., its General Partner

By:	Empress, L.L.C., its Sole Manager

By:	Chesapeake Louisiana Corporation, its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER
Chief Executive Officer (Principal Executive Officer) of Chesapeake Energy Louisiana Corporation, the Sole Manager of Empress, L.L.C., the Sole Manager of EMLP, L.L.C., the General Partner of Empress Louisiana Properties, L.P.
August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Chesapeake Energy Louisiana Corporation, the Sole Manager of Empress, L.L.C., the Sole Manager of EMLP, L.L.C., the General Partner of Empress Louisiana Properties, L.P.
August 3, 2017
Domenic J. Dell’Osso, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2017.

EMLP, L.L.C.

By:	Empress, L.L.C., its Sole Member

By:	Chesapeake Energy Louisiana Corporation, its Sole Manager

By:	/s/ DOMENIC J. DELL'OSSO, JR.
Domenic J. Dell'Osso, Jr.
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert D. Lawler, Domenic J. Dell’Osso, Jr. and James R. Webb, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date
/s/ ROBERT D. LAWLER	Chief Executive Officer (Principal Executive Officer) of Chesapeake Energy Louisiana Corporation, the Sole Manager of Empress, L.L.C., the Sole Manager of EMLP, L.L.C.	August 3, 2017
Robert D. Lawler
/s/ DOMENIC J. DELL’OSSO, JR.
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Chesapeake Energy Louisiana Corporation, the Sole Manager of Empress, L.L.C., the Sole Manager of EMLP, L.L.C.
August 3, 2017
Domenic J. Dell’Osso, Jr.

EXHIBIT INDEX*

Exhibit Number
**3.1.1	—
Chesapeake’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed August 3, 2017).

3.1.2	—	Certificate of Designation of 5% Cumulative Convertible Preferred Stock (Series 2005B), as amended.
3.1.3	—	Certificate of Designation of 4.5% Cumulative Convertible Preferred Stock, as amended.
3.1.4	—	Certificate of Designation of 5.75% Cumulative Non-Voting Convertible Preferred Stock (Series A).
3.1.5	—	Certificate of Designation of 5.75% Cumulative Non-Voting Convertible Preferred Stock, as amended.
**3.2	—	Chesapeake’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Chesapeake’s current report on Form 8-K filed on June 19, 2014).
**4.1	—
Indenture dated as of April 24, 2014 by and among Chesapeake, as Issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 3.2 to Chesapeake’s current report on Form 8-K filed on April 29, 2014).

5.1	—	Opinion of Derrick & Briggs, LLP, regarding the validity of the securities being registered.
5.2	—	Opinion of Baker Botts L.L.P., regarding the validity of the securities being registered.
5.3	—	Opinion of Loomis, Ewert, Parsley, Davis & Gotting, P.C., regarding the validity of the securities being registered.
12.1	—	Computation of Ratios of Earnings to Fixed Charges.
23.1	—	Consent of PricewaterhouseCoopers LLP.
23.2	—	Consent of Software Integrated Solutions, Division of Schlumberger Technology Corporation.
23.3	—	Consent of Derrick & Briggs, LLP (contained in Exhibit 5.1).
23.4	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.2).
23.5	—	Consent of Loomis, Ewert, Parsley, Davis & Gotting, P.C. (contained in Exhibit 5.3).
24.1	—	Powers of Attorney (contained in signature pages).
25.1	—	Form T-1 Statement of Eligibility of Trustee.

* We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any additional required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 or (v) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

** Previously filed.